FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On November 1, 2013, United States Cellular Corporation (“U.S. Cellular”) issued a press release announcing that Carter S. Elenz resigned as Executive Vice President – Sales and Customer Service, and that Jay M. Ellison joined U.S. Cellular to lead its sales and customer service operations.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The following responds to the requirements of Item 5.02 of Form 8-K with respect to the resignation of Mr. Elenz because he is a “named executive officer”:

 (b)          Carter S. Elenz resigned as U.S. Cellular’s Executive Vice President – Sales and Customer Service effective as of the end of the day on October 28, 2013.  It is expected that Mr. Elenz will continue to be an employee of U.S. Cellular through the end of the day on December 31, 2013.

(e)           U.S. Cellular and Mr. Elenz are in the process of negotiating a separation agreement which, if agreed to by the parties, will be disclosed in a future Form 8-K filing.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	November 1, 2013

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit No.	Description

99.1	Press Release dated November 1, 2013